EXHIBIT 99.1

STOCK PURCHASE AGREEMENT

among

ABBOTT LABORATORIES,

and

SELLERS PARTY HERETO

Dated as of November 5, 2006

     -i-

     -ii-

     -iii-

Defined Terms Cross-Reference Table

Acquiror	1
Acquiror Indemnified Parties	18
Acquisition	1
affiliate	24
Affiliate	24
Agreement	1
Business Day	24
Closing	2
Closing Date	2
Closing Payment	24
Closing Payment Certificate	25
Code	25
Company	1
Company Common Stock	1
Confidentiality Agreement	11
Contract	25
control	24
controlled by	24
controlling	24
Disclosure Schedule	3
Exchange Act	3
GAAP	25
Governmental Entity	4
HSR Act	3
Indemnification Expiration Dates	20
Indemnified Parties	19
Jaharis Family	1
Kos Holdings	1

Kos Investments	1
Law	3
Liens	25
Losses	18
Merger Agreement	1
Merger Sub	1
Permitted Liens	25
person	25
Preclosing Period	19
Pro Rata Portion	25
Purchase Price	2
SEC	26
Securities Act	26
Seller	1
Seller Indemnified Parties	18
Seller’s Closing Certificate	16
Sellers	1
Shareholders Agreement	1
Shares	1
Straddle Period	20
subsidiary	26
Tax Claim	20
Tax Return	26
Taxes	26
Taxing Authority	26
Third Party Claim	21
Transfer	12
under common control with	24

     -iv

STOCK PURCHASE AGREEMENT
     STOCK PURCHASE AGREEMENT, dated as of November 5, 2006 (this “Agreement”), among ABBOTT LABORATORIES, an Illinois corporation (“Acquiror”), and Michael Jaharis, Kathryn Jaharis, Steven Jaharis, Daniel Bell and Steven K. Aronoff (each a “Seller” and collectively, “Sellers”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement.
     WHEREAS, Sellers legally and beneficially own all the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Kos Investments, Inc., a Delaware corporation (“Kos Investments”);
     WHEREAS, Kos Investments legally and beneficially owns all of the issued and outstanding capital stock of Kos Holdings, Inc., a Delaware corporation (“Kos Holdings”);
     WHEREAS, Kos Investments, directly or indirectly through Kos Holdings legally and beneficially owns 8,570,069 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of Kos Pharmaceuticals, Inc., a Florida corporation (the “Company”);
     WHEREAS, Acquiror, S&G Nutritionals, Inc., a direct wholly-owned subsidiary of Acquiror (“Merger Sub”), and the Company are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger dated the date hereof (the “Merger Agreement”);
     WHEREAS, Acquiror and certain shareholders of the Company (collectively, the “Jaharis Family”) are, concurrently with the execution and delivery of the Merger Agreement, entering into a Shareholders Agreement dated the date hereof (the “Shareholders Agreement”); and
     WHEREAS, as a condition to their willingness to enter into the Shareholders Agreement, the Jaharis Family has requested that Acquiror enter into this Agreement with Sellers pursuant to which Acquiror shall purchase the Shares subject to the terms and conditions hereof (such purchase and sale of the Shares is referred to in this Agreement as the “Acquisition”), which Acquisition is intended to be consummated immediately subsequent to the consummation of the Offer.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
Purchase and Sale of Shares; Closing
          SECTION 1.01. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing, each Seller shall sell, transfer and deliver to Acquiror, and Acquiror shall purchase from such Seller, the Shares owned by such Seller free and clear of all Liens for a purchase price to such Seller (with respect to each such Seller, the “Purchase Price”), in cash, without interest, equal to the product of (a) the Closing Payment and (b) the Pro Rata Portion of such Seller.
          SECTION 1.02. Closing. Subject to the provisions of Article V, the closing (the “Closing”) of the Acquisition shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, on the date of payment by Acquiror for shares of Company Common Stock tendered pursuant to the Offer, or if the conditions set forth in Article V are not satisfied or waived at such time, as soon as practicable thereafter. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
          SECTION 1.03. Escrow. Simultaneously with the execution of this Agreement, (x) Acquiror, each Seller and an escrow agent to be mutually agreed (the “Escrow Agent”) shall enter into an Escrow Agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”) and (y) each Seller shall (and Sellers shall cause Kos Investments and Kos Holdings to) deposit with the Escrow Agent (collectively, the “Share Certificates”) (i) certificates representing the Shares owned by Sellers, which certificates shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any, affixed, (ii) certificates representing all of the issued and outstanding capital stock of Kos Holdings and (iii) certificates representing the 5,960,069 shares of Company Common Stock directly or indirectly owned by Kos Investments.
          SECTION 1.04. Transactions To Be Effected at the Closing; Payment of Purchase Price.
          (a) At or prior to noon (New York City time) on the Expiration Date, Sellers shall deliver (or caused to be delivered) (i) to Acquiror (x) each Seller’s Closing Certificate, (y) the Resignation Letters and (z) the Payoff Letters and (ii) to Acquiror and the Escrow Agent, the Closing Payment Certificate.
          (b) Pursuant to the Escrow Agreement, upon receipt by the Escrow Agent of a notice that the Offer has been consummated and that payment of the Purchase Price has been received by the Sellers, the Escrow Agent shall release and deliver the Share Certificates to Acquiror.
          (c) The Acquiror and the Sellers shall give effect to the arrangements negotiated between them prior to the closing for the payment to Wachovia Bank N.A. of the aggregate amount of all indebtedness of Kos Investments to Wachovia Bank N.A. (as reflected on the Payoff Closing Certificate) and the termination and release of any pledge or other security interests in favor of Wachovia Bank N.A. (or its affiliates) encumbering shares of Company Common Stock held directly or indirectly by Kos Investments.
ARTICLE II
Representations and Warranties of Sellers
     Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Acquiror by Sellers on the date hereof (the “Disclosure Schedule”) (it being understood that each item in a particular section of the Disclosure Schedule applies only to such section and to any other section to which its relevance is readily apparent), each Seller hereby jointly and severally represents and warrants to Acquiror that as of the date hereof and as of the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties are made as of such earlier date):
          SECTION 2.01. Execution and Delivery; Enforceability. Each Seller has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each of the persons executing this Agreement on behalf of each Seller has full power and authority to execute and deliver this Agreement on behalf of such Seller and to thereby bind such Seller. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and constitutes its valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general equity principles). If a Seller is married and the Shares set forth below such Seller’s signature to this Agreement constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Seller’s spouse.
          SECTION 2.02. No Conflicts; Consents.
          (a) Except as set forth in Section 2.02(a) of the Disclosure Schedule, the execution, delivery and performance of this Agreement by each Seller does not and will not (i) conflict with or violate the articles of incorporation or bylaws of Kos Investments or Kos Holdings, (ii) assuming that all applicable requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been satisfied, conflict with or violate any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement (“Law”) applicable to the Sellers, Kos Investments or Kos Holdings or by which any of their respective properties are bound or (iii) (A) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), or (B) result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or (C) result in the creation of any Lien on any of the

Shares or any other properties or assets of any Seller, Kos Investments or Kos Holdings under, any Contract to which any Seller, Kos Investments or Kos Holdings is a party or by which and Seller, Kos Investments or Kos Holdings or any of their respective properties are bound.
          (b) Except pursuant to the applicable requirements under the HSR Act and the Exchange Act, no consent, approval, authorization or permit of, action by, filing with or notification to, any federal, state, local or foreign governmental or regulatory (including stock exchange) authority, agency, court, commission, or other governmental body (a “Governmental Entity”) or any other person (including with respect to individuals, any spouse, and with respect to trusts, any co-trustee or beneficiary) is required to be obtained or made by Sellers, Kos Investments or Kos Holdings in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
          SECTION 2.03. The Shares. Except as set forth in Section 2.03 of the Disclosure Schedule, each Seller owns and has good and valid title to the number of Shares set forth below such Seller’s signature to this Agreement, free and clear of all Liens other than Permitted Liens. Assuming Acquiror has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Acquiror at the Closing of certificates representing the Shares owned by Seller, duly endorsed by Seller for transfer to Acquiror, and upon Seller’s receipt of the applicable portion of the Closing Payment, good and valid title to such Shares will pass to Acquiror, free and clear of any Liens, other than those arising from acts of Acquiror or its Affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, and no proxies with respect to the Shares have been granted by Sellers.
          SECTION 2.04. Organization, Standing and Power. Each of Kos Investments and Kos Holdings is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own the Assets. Sellers have delivered to Acquiror true and complete copies of the certificate of incorporation and by-laws of Kos Investments and Kos Holdings, in each case as amended through the date of this Agreement.
          SECTION 2.05. Assets.
          (a) Kos Investments owns and has good and valid title to (i) 960,069 shares of Company Common Stock and (ii) all of the issued and outstanding capital stock of Kos Holdings, in each case, free and clear of all Liens other than as set forth in Section 2.05(a) of the Disclosure Schedule.
          (b) Kos Holdings owns and has good and valid title to 7,610,000 shares of Company Common Stock, free and clear of all Liens other than as set forth in Section 2.05(b) of the Disclosure Schedule.
          (c) Except for (i) 960,069 shares of Company Common Stock owned by Kos Investments, (ii) the shares of Kos Holdings owned by Kos Investments and (iii) 7,610,000 shares of Company Common Stock owned by Kos Holdings (collectively, the “Assets”), neither Kos Investments nor Kos Holdings (A) owns, directly or indirectly, any capital stock, partnership interest, limited liability company interest, joint venture interest or any other equity in any person or any other asset or (B) has since January 1, 1999, directly or indirectly owned any other asset, in each case except as set forth in Section 2.05(c) of the Disclosure Schedule. Other than the Merger Agreement, the Shareholders Agreement and the other agreement set forth in Section 2.05(c) of the Disclosure Schedule, the Assets are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Assets, and no proxies have been granted in respect of the Assets.
          SECTION 2.06. Capitalization of Kos Investments and Kos Holdings.
          (a) The authorized capital stock of Kos Investments consists of 50,000 shares of common stock, par value $0.01 per share, of which only 27,200 shares, constituting the Shares, are issued and outstanding. All of the Shares were validly issued, fully paid and nonassessable and were issued free of preemptive rights and in accordance with all applicable Laws.
          (b) Except as set forth in clause (a) of this Section 2.06 or as set forth in Section 2.06(b) of the Disclosure Schedules, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of Kos Investments, (B) securities of Kos Investments convertible into or exchangeable for shares of capital stock or voting securities of Kos Investments or (C) options or other rights to acquire from Kos Investments, or any obligation of Kos Investments to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Kos Investments; and (ii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other voting securities of Kos Investments to which Kos Investments or any Seller is a party.
          (c) The authorized capital stock of Kos Holdings consists of 50,000 shares of common stock, par value $0.01 per share, of which only 10,000 shares are issued and outstanding. All of the shares of Kos Holdings were validly issued, fully paid and nonassessable, were issued free of preemptive rights and are owned beneficially and of record by Kos Investments.
          (d) Except as set forth in clause (c) of this Section 2.06, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of Kos Holdings, (B) securities of Kos Holdings convertible into or exchangeable for shares of capital stock or voting securities of Kos Holdings or (C) options or other rights to acquire from Kos Holdings, or any obligation of Kos Holdings to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Kos Holdings; and (ii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other voting securities of Kos Holdings to which Kos Holdings, Kos Investments or any Seller is a party.

          SECTION 2.07. Taxes. Except as set forth in Section 2.07 of the Disclosure Schedules, since July 1, 1997 (i) all Tax Returns required to be filed by or with respect to Kos Investments and Kos Holdings have been timely filed and such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes of Kos Investments and Kos Holdings that are due and payable have been paid, (iii) since July 1, 1997, neither Kos Investments nor Kos Holdings has received written notice of any Proceeding against or audit of, or with respect to, any Taxes of Kos Investments or Kos Holdings that has not been finally resolved, (iv) there are no liens for Taxes (other than statutory liens for Taxes not yet due and payable) upon any of the assets of Kos Investments or Kos Holdings, (v) since July 1, 1997, neither Kos Investments nor Kos Holdings has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code or otherwise as part of a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code) of which the Merger is also a part, (vi) neither Kos Investments nor Kos Holdings is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than solely between Kos Investments and Kos Holdings), (vii) for any period beginning on or after July 1, 1997, neither Kos Investments nor Kos Holdings (A) has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group consisting solely of Kos Investments and Kos Holdings or (B) has any liability for the Taxes of any person under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), (viii) Kos Investments is an S corporation as defined in Section 1361 of the Code and has been since July 1, 1997, Kos Holdings is a qualified subchapter S subsidiary as defined in Section 1361(b)(3)(B) of the Code and has been since July 1, 1997, (ix) neither Kos Investments nor Kos Holdings has been a party to a transaction that, as of the date of this Agreement, constitutes a “reportable transaction” for purposes of Section 6011 of the Code and applicable Treasury regulations thereunder (or a similar provision of state Law), (x) Kos Investments and Kos Holdings have properly and timely withheld all Taxes required to be withheld, and properly remitted to the applicable Taxing Authorities all Taxes required to be remitted for, with respect to amounts paid or owed to any employee, independent contractor, stockholder or other party , and (xi) neither Kos Investments nor Kos Holdings will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) a disposition by Kos Investments, nor Kos Holdings made by on or before the Closing Date that was accounted for as an “open transaction”, (B) a prepaid amount received on or prior to the Closing Date, (C) the installment method of accounting, (D) the completed contract method of accounting, (E) the long-term contract method of accounting, (F) the cash method of accounting or Section 481 of the Code or (G) any comparable provisions of state, local, or foreign tax law.
          SECTION 2.08. Accounts; Safe Deposit Boxes; Powers of Attorney; Officers and Directors. Section 2.08 of the Disclosure Schedule sets forth (i) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of Kos Investments and Kos Holdings and those persons authorized to sign thereon, (ii) a true and correct list of all powers of attorney granted by Kos Investments or Kos Holdings and those persons authorized to act thereunder and (iii) a true and correct list of all officers and directors of Kos Investments and Kos Holdings.

          SECTION 2.09. Brokers; Schedule of Fees and Expenses. Except as set forth in Section 2.09 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Acquisition and the other transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of or with respect to Kos Investments or Kos Holdings.
          SECTION 2.10. Private Offering. None of the Sellers, Kos Investments, Kos Holdings, their affiliates and their representatives has issued, sold or offered any security of Kos Investments or Kos Holdings to any person under circumstances that would cause the sale of the Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act. None of the Sellers, Kos Investments, Kos Holdings, their affiliates and their representatives will offer the Shares or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Shares subject to the registration requirements of Section 5 of the Securities Act. Assuming the representations of Acquiror contained in Section 3.04 are true and correct, the sale and delivery of the Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.
          SECTION 2.11. Information. None of the information relating to Kos Investments, Kos Holdings or the Sellers provided by or on behalf of the Sellers for inclusion in the Offer Documents, the Schedule 14D-9 or any Proxy Statement will, at the respective times such documents are filed with the SEC or are first published, sent or given to shareholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          SECTION 2.12. Reliance. Sellers understand and acknowledge that Acquiror is entering into the Merger Agreement and the Shareholders Agreement in reliance upon the Sellers’ execution and delivery of this Agreement.
ARTICLE III
Representations and Warranties Relating to Acquiror
     Acquiror represents and warrants to Sellers that:
          SECTION 3.01. Organization, Standing and Power. Acquiror is a corporation duly organized, validly existing and in good standing or active status under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Acquiror is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          SECTION 3.02. Authority; Execution and Delivery; Enforceability. Acquiror has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Acquiror of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement, to perform its obligations hereunder, or to consummate the transactions contemplated hereby. Neither the approval or adoption of this Agreement nor the consummation of the transactions contemplated hereby requires any approval of the shareholders of Acquiror. This Agreement has been duly executed and delivered by Acquiror and constitutes its valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general equity principles).
          SECTION 3.03. No Conflicts; Consents.
          (a) The execution, delivery and performance of this Agreement by Acquiror does not and will not (i) conflict with or violate the articles of incorporation or bylaws of Acquiror, (ii) assuming that all applicable requirements under the HSR Act and the Exchange Act have been satisfied, conflict with or violate any Law applicable to Acquiror or by which any of its properties are bound or (iii) (A) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default), or (B) result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or (C) result in the creation of any Lien on any of the properties or assets of Acquiror under, any Contract to which Acquiror or its subsidiaries is a party or by which Acquiror or its subsidiaries or any of their respective properties are bound.
          (b) Except pursuant to applicable requirements under the HSR Act and the Exchange Act, no consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity is required to be obtained or made by Acquiror in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.
          SECTION 3.04. Securities Act. Acquiror is an Accredited Investor, as defined in Regulation 501 under the Securities Act. The Shares purchased by Acquiror pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Acquiror shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.
          SECTION 3.05. Available Funds. Acquiror has sufficient funds to (i) consummate the Acquisition, (ii) pay the applicable Purchase Price to each Seller and (iii) pay any and all fees and expenses incurred by Acquiror in connection with the Acquisition or the financing thereof.

          SECTION 3.06. No Other Representations. Acquiror is not relying on any statement or representation made by or on behalf of Sellers with respect to its acquisition of the Shares other than the representations made in this Agreement.
ARTICLE IV
Covenants and Agreements
          SECTION 4.01. Covenants Relating to Conduct of Business. Sellers covenant and agree that, during the period from the date hereof until the Closing or earlier termination of this Agreement, neither Kos Investments nor Kos Holdings shall (and Sellers shall cause neither of Kos Investments nor Kos Holdings to) (i) acquire any additional assets or (ii) carry on any business or conduct any operations other than (A) those actions incidental to holding the Assets that are consistent with past practice and (B) performing its obligations under, and consummating the transactions contemplated by, this Agreement (including engaging counsel and other advisors the fees of which will be paid by Sellers) and repaying or causing to be repaid the following indebtedness: (a) a $75,000,000 line of credit between Kos Investments and Wachovia Bank N.A. (on which approximately $60,000,000 is outstanding as of the date hereof) and (b) a $25,000,000 Promissory Note dated August 2, 2006 between Kos Investments and Mary Jaharis. Without limiting the generality of the foregoing, between the date of this Agreement and the Closing, Sellers covenant and agree that none of Sellers shall, and Sellers shall cause Kos Investments or Kos Holdings to not, without the prior written consent of Acquiror:
          (a) amend or otherwise change the articles of incorporation or bylaws or any similar governing instruments of Kos Investments or Kos Holdings;
          (b) issue, deliver, sell, pledge, dispose of or encumber (whether by merger or otherwise by operation of law) any shares of capital stock, voting securities, or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, voting securities, or other equity interests, of Kos Investments or Kos Holdings;
          (c) adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of Kos Investments or Kos Holdings;
          (d) in the case of Kos Investments and Kos Holdings only (i) enter into any business or (ii) make any capital contribution or investment in any other person;
          (e) (i) grant any proxies or enter into a voting trust or other agreement or arrangement with respect to the voting of any of the Assets or (ii) Transfer, grant a Lien on, or enter into any Contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition) of any of the Assets or any rights thereto or therein;

          (f) in the case of Kos Investments or Kos Holdings only, acquire any asset, or enter into, modify or amend any Contract (other than in accordance with Section 4.02);
          (g) in the case of Kos Investments or Kos Holdings only, incur any indebtedness or other liability that will not be discharged at Closing;
          (h) in the case of or with respect to Kos Investments or Kos Holdings only, (i) make, change or revoke any material Tax election or, except as required by applicable Law, change any method of Tax accounting, (ii) enter into any settlement or compromise of any material Tax liability, (iii) file any amended Tax Return with respect to any material Tax, (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax, (vi) claim or surrender any right to claim a material Tax refund or (vii) become a party to a transaction that constitutes a “reportable transaction” for purposes of Section 6011 of the Code and applicable Treasury regulations thereunder (or a similar provision of state Law); or
          (i) commit or agree to take any of the actions described in Sections 4.01(a) through 4.01(g).
          SECTION 4.02. Contracts; Affiliate Transactions; Powers of Attorney. On or prior to the Closing Date, Sellers shall cause to be terminated, effective no later than the Closing, (a) all Contracts between Kos Investments or Kos Holdings, on the one hand, and any other person (including any Seller or any of their respective Affiliates), on the other hand, (other than this Agreement), (b) any interest any Seller or any of its Affiliates has in any asset (real or personal, tangible or intangible) (including the Assets) or Contract of Kos Investments or Kos Holdings and (c) all powers of attorney to any person granted by Kos Investments or Kos Holdings. Sellers shall cause the Stockholder’s Agreement dated as of July 1, 1988 among Kos Investments and the Sellers to be terminated effective as of the Closing Date.
          SECTION 4.03. Access to Information; Confidentiality. (a) From the date hereof to the Closing or the earlier termination of this Agreement, upon reasonable prior written notice, Sellers shall cause Kos Investments and Kos Holdings to afford the officers, employees, auditors and representatives of Acquiror reasonable access, consistent with applicable Law, at all reasonable times to all books and records, all officers, directors, representatives, properties, and to all books and records of Kos Investments and Kos Holdings, and shall furnish Acquiror with all financial and other data and information as Acquiror, through its officers, employees or authorized representatives, may from time to time reasonably request in writing. Neither Kos Investments nor Kos Holdings shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of Kos Investments or Kos Holdings or contravene any Law. No investigation pursuant to this Section 4.03 or otherwise shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto.
          (b) Acquiror will hold and treat and will cause its officers, employees, auditors and other authorized representatives to hold and treat in confidence all documents and information concerning Kos Investments or Kos Holdings or its shareholders furnished to

Acquiror in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated September 26, 2006, between the Kos Investments, Kos Holdings, Oikos Ventures LLC and Acquiror (the “Confidentiality Agreement”).
          SECTION 4.04. Further Action; Efforts. Subject to the terms and conditions of this Agreement, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Acquisition and the other transactions contemplated by this Agreement as promptly as practicable and no party hereto shall take or cause to be taken any action which would reasonably be expected to prevent, impede or delay the consummation of the Acquisition; provided that this covenant shall not expand, limit or otherwise affect the rights and obligations of any party or any of its Affiliates under the Merger Agreement, the Shareholders Agreement or pursuant to the Offer.
          SECTION 4.05. Fees and Expenses. Except as expressly set forth herein, all fees and expenses incurred in connection with the Acquisition and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Acquisition is consummated; provided that all such fees and expenses of either Kos Investments or Kos Holdings which have not been paid at or prior to the Closing shall be for the account of Sellers who jointly and severally agree to pay such fees and expenses when due.
          SECTION 4.06. Public Announcements. Each of Acquiror, on the one hand, and Sellers (on their own behalf and on behalf of Kos Investments and Kos Holdings), on the other hand, agrees that no public release or announcement concerning the Acquisition or the other transactions contemplated hereby shall be issued by any party without the prior written consent of Kos Investments and Acquiror (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by Law or the rules or regulations of any applicable Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party.
          SECTION 4.07. Preparation and Filing of Tax Returns.
          (a) Sellers shall prepare and timely file or shall cause to be prepared and timely filed all Federal, state, local and foreign Tax Returns in respect of Kos Investments and Kos Holdings, their assets or activities that are required to be filed taking into account any applicable extensions on or before the Closing Date. Sellers shall prepare or cause to be prepared and Acquiror shall file or cause to be filed all federal, state, local and foreign Tax Returns in respect of Kos Investments and Kos Holdings, their assets or activities that are required to be filed after the Closing Date and are with respect to any Tax period ending on or before the Closing Date. Sellers shall permit Acquiror to review and comment on all such Tax Returns prepared by Sellers. Acquiror shall prepare or cause to be prepared and shall file or cause to be filed all other Tax Returns required of Kos Investments and Kos Holdings for any Tax period that includes and ends after the Closing Date.
          (b) To the extent permitted by applicable Law, all federal, state and local income Tax Returns of Kos Investments and Kos Holdings shall be filed on the basis that (i) their taxable year ends at the end of the day before the Closing Date and (ii) there was a closing of books at such time under Section 1362(e)(3) of the Code.
          (c) No election under Section 338(h)(10) of the Code shall be made with respect to the stock of Kos Investments.
          SECTION 4.08. Amended Tax Returns for Preclosing Periods. Acquiror shall, at Sellers’ reasonable request, file amended Tax Returns for any period before the Closing Date and shall not amend any such Tax Returns without Sellers’ consent.
          SECTION 4.09. Tax Cooperation. Each of Acquiror and Sellers shall provide the other party with such information and records and make such of its officers, directors, employees and agents available as may reasonably be requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding that relates to Kos Investments or Kos Holdings. Acquiror shall deliver to Sellers by the earlier to occur of 60 days after the end of Sellers’ taxable year-end for the year in which the Closing Date occurs, and 120 days after the Closing Date, a tax work paper preparation package or packages necessary to enable Sellers to prepare Tax Returns Sellers are obligated to prepare or cause to be prepared.
          SECTION 4.10. Post-closing Cooperation. After the Closing, upon reasonable written notice, Sellers and Acquiror shall furnish or cause to be furnished to each other and their Affiliates and their respective employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to Kos Investments and Kos Holdings (to the extent within the control of such party) as is reasonably necessary for financial reporting, tax and accounting matters.
          SECTION 4.11. Transfers of Shares. Each Seller agrees not to, directly or indirectly, (i) grant any proxies or enter into a voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (collectively, a “Transfer”), grant a Lien on, or enter into any Contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition) of any of its Shares or any rights thereto or therein. The Sellers shall not seek or solicit any such Transfer or any such contract, option or other arrangement or understanding with respect to any Transfer, and shall promptly notify (and provide information requested by) Acquiror, if any Seller shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.
          SECTION 4.12. Alternative Transaction Payment.

          (a) If the Board of Directors of the Company has effected an Adverse Recommendation Change and the Merger Agreement is subsequently terminated pursuant to Section 8.1(h) thereof and, further, if within twelve months after the termination of the Merger Agreement, the Company, any Seller or any of their respective Affiliates enters into a definitive agreement for or consummates an Acquisition Proposal or Superior Proposal with a person other than Acquiror or any of Acquiror’s Affiliates (an “Alternative Disposition”), then, upon the closing of such Alternative Disposition, each Seller shall tender and pay to, or shall cause to be tendered and paid to, Acquiror, or its designee, in immediately available funds, 50% of the Excess Profit realized by such Seller from such Alternative Disposition.
          (b) If the Merger Agreement is terminated pursuant to Section 8.1(e) as a result of a breach following an Adverse Recommendation Change or receipt or public disclosure of a bona fide Acquisition Proposal after the date of the Merger Agreement, and, further, if within twelve months after the termination of the Merger Agreement, the Company, any Seller or any of their respective Affiliates effects an Alternative Disposition, then, upon the closing of such Alternative Disposition, each Seller shall tender and pay to, or shall cause to be tendered and paid to, Acquiror, or its designee, in immediately available funds, 50% of the Excess Profit realized by such Seller from such Alternative Disposition.
          (c) If the Merger Agreement is terminated pursuant to Section 8.1(g) thereof and, further, if within twelve months after the termination date, the Company, any Seller or any of their respective Affiliates effects an Alternative Disposition, then, upon the closing of such Alternative Disposition, each Seller shall tender and pay to, or shall cause to be tendered and paid to, Acquiror, or its designee, in immediately available funds, 50% of the Excess Profit realized by such Seller from such Alternative Disposition.
          (d) If, after the date of this Agreement, Acquiror agrees with the Company to increase the amount of the Merger Consideration to be paid by Acquiror and the Offer is consummated (an “Increased Offer”), upon the Closing each Seller shall tender and pay to, or shall cause to be tendered and paid to, Acquiror or its designee, in immediately available funds, 50% of the Excess Profit realized by such Seller, if any.
          (e) For purposes of this Section 4.12, “Acquisition Proposal” shall having the meaning set forth in the Merger Agreement, except that in each instance where 15% occurs, 50% shall be substituted therefor).
          (f) For purposes of this Section 4.12, “Excess Profit” of a Seller shall equal, if positive, (i) the aggregate consideration received by Seller, directly or indirectly, in respect of the Transfer of such Seller’s Shares pursuant to an Alternative Disposition or Increased Offer (including such Seller’s Pro Rata Portion of any consideration received by Kos Investments or Kos Holdings in respect of the Transfer by Kos Investments or Kos Holdings of shares of Company Common Stock) less (ii) the product obtained by multiplying $78 by such Seller’s Pro Rata Portion of the aggregate number of shares of Company Common Stock held by Kos Investments or Kos Holdings on the date hereof, provided, however, that “Profit” shall not include severance benefits, bona fide severance benefits, amounts received upon exercise of options, restricted shares, director’s fees, employee benefits or other similar consideration. The aggregate consideration received by Seller shall include (i) any non-cash consideration (including any residual interest in Kos Investments, Kos Holdings or the Company retained immediately following such transaction whether represented by Shares, shares of Kos Holdings or Company Common Stock or other securities of any such entity to the extent that any such entity has engaged in a spin-off, recapitalization or similar transaction and any liabilities of Kos Investments or Kos Holdings being assumed by (or in the case of a sale of Kos Investments or Kos Holdings, retained by Kos Investments or Kos Holdings) as part of such transaction) which shall be valued at its fair market value as of the date of consummation, (ii) all deferred payments or consideration shall be discounted at a market rate to reflect a net present value and (iii) all contingent payments will be assumed to have been paid, in each case, as of the date of consummation.
          (g) The fair market value of any non-cash consideration consisting of (A) securities listed on a national securities exchange or traded on the Nasdaq shall be equal to the average of the closing prices per share of such security as reported on such exchange or Nasdaq for each of the five trading days prior to the date of determination; and (B) property other than cash or securities of the type described in subclause (A) shall be the amount that a reasonable, willing buyer would pay to a reasonable, willing seller, taking into account the nature and terms of such property. In the event of a dispute as to the fair market value of such property, such disputed amounts shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within five Business Days of the event requiring such selection. The determination made by such investment banking firm shall be final and binding on the parties.
          (h) In the event that the Company shall declare and pay a stock or extraordinary dividend or other distribution, or effect a stock split, reverse stock split, reclassification, reorganization, recapitalization, combination or other like change with respect to shares of Company Common Stock, the calculation set forth in this Section 4.12 shall be adjusted to reflect fully such dividend, distribution, stock split, reverse stock split, reclassification, reorganization, recapitalization, combination or other like change and the value of any such dividend, distribution, stock split, reclassification, reorganization, recapitalization, combination (including any residual interest in the Company whether represented by Company Common Stock or other securities of the Company to the extent that the Company has engaged in a spin-off, recapitalization or similar transaction) shall be considered in determining the Profit as provided in this Section 4.12.
          (i) Any payment to be made under this Section 4.12 shall be paid in cash, by wire transfer of same day funds, to an account designated by Acquiror.
          (j) Solely for the avoidance of doubt, the defined term “Company Common Stock” as used in the Agreement, including for purposes of the calculation of any “Excess Profit” shall not include any shares of common stock of the Company that are not held directly or indirectly by Kos Investments or Kos Holdings including the shares of capital stock beneficially held by the Shareholders (as defined in the Shareholders Agreement of even date herewith among Acquiror and Michael Jaharis, Mary Jaharis, Steven Jaharis, Kathryn Jaharis, the Michael and Mary Jaharis Alaska Community Property Trust, Cubs Management, LLC, Wilson Point Holdings, LP, Jaharis Holdings, LLC, Kathryn Jaharis and Richard Ledes Joint Account, 2002 Mary Jaharis Grantor Annuity Trust 2, the Steven Jaharis Generational Trust, the Jaharis Family Foundation, Inc. and Michael Steven Jaharis Trust 1, and included within the definition of “Shares” for purposes of such agreement).
          SECTION 4.13. Non-Solicitation. Sellers agree that they shall not, and shall ensure that Kos Investments, Kos Holdings and their respective agents and representatives shall not, (i) directly or indirectly, initiate, solicit, encourage or facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal, (ii) directly or indirectly, engage in any negotiations or discussions concerning, or provide access to its properties, or furnish or provide access to its books and records or any confidential information or data to, any person relating to an Acquisition Proposal or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek any of the foregoing; provided, however, that Sellers may (x) provide access or furnish information with respect to the Company and its Subsidiaries to any Person making an Acquisition Proposal (and its representatives) if at such time the Company is permitted to do so pursuant to a confidentiality agreement in accordance with Section 6.4 of the Merger Agreement and (y) engage in discussions or negotiations with the Person making an Acquisition Proposal (and its representatives) regarding such Acquisition Proposal if at such time the Company is permitted to engage in, and is actually engaged in, discussions or negotiations with such Person regarding such Acquisition Proposal. Sellers will, and will cause Kos Investments, Kos Holdings and their respective agents and representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. Sellers shall also promptly (within 24 hours) notify Acquiror of the receipt by any Seller, Kos Investments, Kos Holdings or any of their respective agents or representatives of any Acquisition Proposal or any inquiry, proposal or offer that is reasonably likely to lead to an Acquisition Proposal after the date hereof, which notice shall include the identity of the person making such Acquisition Proposal or other inquiry, proposal or offer and the material terms and conditions thereof, and will keep Acquiror promptly and reasonably apprised of any related material developments, discussions and negotiations related thereto.
          SECTION 4.14. Appraisal Rights. Sellers shall cause Kos Investments and Kos Holdings to consent to and approve the actions taken by the Board of Directors of the Company in approving the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement and to waive and agree not to exercise or assert, if applicable, any appraisal rights under Section 607.1323 through 607.1331 of the FBCA in connection with the Merger.
          SECTION 4.15. 338(g) Election. The Acquiror will not make an election under Code section 338(g) with respect to Kos Investments or Kos Holdings.

ARTICLE V
Conditions Precedent
          SECTION 5.01. Conditions to Each Party’s Obligation To Effect the Acquisition. The respective obligation of each party to effect the Acquisition is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
          (a) No Injunctions or Restraints. No Law or injunction (whether temporary, preliminary or permanent) enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect; provided, however, that prior to asserting this condition, the party asserting this conditions shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.
          (b) Offer. Acquiror or Merger Sub shall have accepted for payment and concurrently paid for shares of Company Common Stock pursuant to the Offer.
          SECTION 5.02. Conditions to Obligation of Acquiror. The obligation of Acquiror to effect the Acquisition is further subject to the following conditions:
          (a) Representations and Warranties. The representations and warranties of Sellers in this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects, on and as of such earlier date). Acquiror shall have received a certificate signed by or on behalf of each Seller to such effect.
          (b) Performance of Obligations of Sellers. Sellers shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Acquiror shall have received a certificate signed by or on behalf of each Seller to such effect (such certificate, together with the certificate referred to in Section 5.02(a), a “Seller’s Closing Certificate”; the Seller’s Closing Certificate shall be delivered in accordance with Section 1.04(a) and shall be dated as of the Closing Date).
          (c) Discharge of Indebtedness. The outstanding balance under (i) a line of credit extended to Kos Investments by Wachovia Bank N.A. and (ii) a loan from Mary Jaharis to Kos Investments pursuant to an unsecured promissory note and, in each case, all amounts due thereunder or under the applicable loan agreements or note, respectively, shall be fully paid and discharged at or prior to the Closing and Acquiror shall have received payoff and termination letters in a form reasonably satisfactory to Acquiror with respect to each such obligation (the “Payoff Letters”).
          (d) Letters of Resignation. Sellers have delivered (or caused to be delivered) a letter of resignation (including a release of claims) effective as of the Closing from each director and officer of Kos Investments and Kos Holdings in a form reasonably satisfactory to the Buyer (the “Resignation Letters”).
          (e) Deliveries. Each Seller shall have made the deliveries contemplated by Section 1.04(a).
          SECTION 5.03. Conditions to Obligation of Sellers. The obligation of Sellers to effect the Acquisition is further subject to the conditions that:
          (a) Performance of Obligations of Acquiror and Sub. Acquiror shall have performed in all material respects all obligations to be performed by it under this Agreement at or prior to the Closing Date.
          (b) Deliveries and Payments. Acquiror shall have made the deliveries and payments contemplated by Section 1.04(b).
ARTICLE VI
Termination, Amendment and Waiver
          SECTION 6.01. Termination. This Agreement shall automatically be terminated upon the termination of the Merger Agreement in accordance with its terms. Consummation of the Acquisition shall not result in the termination of this Agreement.
          SECTION 6.02. Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect (except as specified in the following sentence), without any liability or obligation on the part of Sellers or Acquiror, except to the extent that such termination results from the willful and material breach by a party of any representation, warranty or covenant set forth herein. Notwithstanding the foregoing, Section 2.15, Section 4.03(b), Section 4.05, Section 4.06, this Section 6.02 and Article VIII shall survive such termination.
          SECTION 6.03. Amendments. This Agreement may be amended by the parties at any time by an instrument in writing signed on behalf of Acquiror and Sellers holding a majority of the aggregate Pro Rata Portions.

ARTICLE VII
Indemnification
          SECTION 7.01. Indemnification by Sellers.
          (a) Each Seller shall jointly and severally indemnify Acquiror and its subsidiaries (the “Acquiror Indemnified Parties”) against and hold them harmless from any loss, liability, claim, damage or expense including legal fees and expenses (collectively, “Losses”) suffered or incurred by such Acquiror Indemnified Party arising from, relating to or otherwise in respect of:
     (i) any breach of any representation or warranty of Sellers contained in this Agreement or certificate delivered by or on behalf of Sellers pursuant thereto, in each case other than with respect to Section 2.07 (but only excluding Section 2.07 to the extent a breach of the applicable representation or warranty would give rise to an indemnification claim pursuant to Section 7.01(a)(iii) or Section 7.01(a)(iv));
     (ii) any breach of any covenant of Sellers contained in this Agreement and any liability (whether known, unknown, accrued, unaccrued, contingent, matured or unmatured) of Kos Investments and Kos Holdings in existence at the Closing Date other than any item that would give rise to an indemnification claim pursuant to Section 7.01(a)(iii) or Section 7.01(a)(iv) and liability that is discharged in connection with the Closing;
     (iii) all liability for Taxes of Kos Investments and Kos Holdings allocable to the Preclosing Period as determined under Section 7.03(b); and
     (iv) all liability for the Preclosing Periods (as a result of Treasury Regulation § 1.1502-6(a), by contract or otherwise) for Taxes of any entity or person (other than Kos Investments and Kos Holdings) which is or has ever been affiliated with Kos Investments or Kos Holdings if such Tax arises as a result of such affiliation.
          (b) In no event shall Acquiror be indemnified to the extent of any liabilities taken into account in the calculation of the Closing Payment. The indemnification provided in this Article VII shall be the sole and exclusive remedy of Acquiror against Sellers for monetary relief under this Agreement or in respect of the transactions contemplated hereby. Each party hereto agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which any party may have under this Agreement or otherwise limit or affect any party’s right to seek equitable relief, including the remedy of specific performance.
          SECTION 7.02. Indemnification by Acquiror.
          (a) Acquiror shall indemnify each Seller and its affiliates (the “Seller Indemnified Parties” and, together with the Acquiror Indemnified Parties, the “Indemnified

Parties”) against and hold them harmless from any Losses suffered or incurred by such Seller Indemnified Party arising from, relating to or otherwise in respect of:
     (i) any breach of any representation or warranty of Acquiror contained in this Agreement or certificate delivered by or on behalf of Acquiror pursuant thereto;
     (ii) any breach of the covenants of Acquiror contained in this Agreement; and
     (iii) all liability for Taxes of Kos Investments and Kos Holdings for any taxable period ending after the Closing Date (except to the extent such taxable period began on or before the Closing Date or such Taxes are otherwise allocable to the Preclosing Period, in which case the indemnity under this Section 7.02(a)(iii) shall cover only that portion of any such Taxes that are not for the Preclosing Period).
          (b) The indemnification provided for in this Article VII shall be the sole and exclusive remedy of Sellers against Acquiror for monetary relief under this Agreement or in respect of the transactions contemplated hereby. Each party hereto agrees that the previous sentence shall not limit or otherwise affect any non-monetary right or remedy which any party may have under this Agreement or otherwise limit or affect any party’s right to seek equitable relief, including the remedy of specific performance.
          SECTION 7.03. Calculation of Losses.
          (a) The amount of any Loss for which indemnification is provided under this Article VII shall be net of any amounts actually recovered by the Indemnified Parties under insurance policies with respect to such Loss, and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Parties shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes.
          (b) Taxes of Kos Investments and Kos Holdings shall be allocated to the period from the organization of Kos Investments and Kos Holdings, respectively, until and including the Closing (the “Preclosing Period”) as follows:
     (i) all Taxes for a taxable period that ends on or before the Closing Date shall be allocated to the Preclosing Period except to the extent such Taxes are attributable to a breach of a reasonable interpretation of a representation or a covenant by the Acquiror; and

     (ii) in the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), (x) the amount of the periodic Taxes of Kos Investments and Kos Holdings not based on income or receipts (such as property taxes) for such Straddle Period shall be allocated to the Preclosing Period on the basis of equal daily proration for the entire Straddle Period; and (y) in the case of Taxes based on income or receipts, the amount of Taxes for such Straddle Period shall be allocated to the Preclosing Period in the same manner as if such taxable period ended as of the close of business on the Closing Date.
          (c) The indemnity obligation under Section 7.01 or 7.02 in respect of Taxes for any taxable period shall initially be effected (i) in the case of a Tax Return filed by Sellers, by Acquiror paying Sellers the amount of any Taxes due on such Tax Return not attributable to a Preclosing Period and not previously paid by Acquiror or paid by Kos Investments or Kos Holdings after the Closing Date, and (ii) in the case of a Tax Return filed by Acquiror, by Sellers’ payment to Acquiror of the excess of (x) Taxes for the Preclosing Period as determined under Section 7.03(b) over (y) the amount of such Taxes paid by Sellers or any of its affiliates (other than Kos Investments and Kos Holdings) at any time plus the amount of such Taxes paid by Kos Investments or Kos Holdings prior to the Closing Date. Such payments shall initially be made no later than five days prior to the date on which the Tax Return in question is required to be filed or, if later, is actually filed. The payments to be made pursuant to this Section 7.03(c) shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Taxes for the applicable tax period.
          SECTION 7.04. Term of Indemnification. The rights to indemnification pursuant to Section 7.01 and 7.02 shall terminate upon the second anniversary of the Closing Date for all claims, except that rights to indemnification under Sections 7.01(a)(iii) and (iv) and Section 7.02(a)(iii) shall not terminate until 60 days after the expiration of the statute of limitations. Notwithstanding the foregoing, the rights to indemnification pursuant to any portion of Section 7.01 or 7.02 shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim which notice shall specify in reasonable detail the basis for such claim and the computation of the amount thereof. The dates upon which rights to indemnification hereunder terminate are referred to herein as the “Indemnification Expiration Dates”.
          SECTION 7.05. Procedures.
          (a) Tax Claims. (i) If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to any Indemnified Party pursuant to Section 7.01 or 7.02, respectively, or which may result in an adjustment to the Taxes of any Seller, Acquiror or Sellers, as applicable, shall promptly notify the other party in writing of such claim (a “Tax Claim”). If notice of a Tax Claim is not given to the indemnifying party within a sufficient period of time to allow such party to effectively contest such Tax Claim, or in reasonable detail to apprise the indemnifying party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the indemnifying party shall not be liable to the Indemnified Party.
     (ii) With respect to any Tax Claim relating solely to Taxes of Kos Investments or Kos Holdings for a Preclosing Period, Sellers shall control all proceedings in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in their sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in their sole discretion, settle such claim and, if applicable, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that Acquiror and counsel of its own choosing and at its own expense shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim. Acquiror shall control all proceedings taken in connection with any Tax Claim relating solely to Taxes of Kos Investments and Kos Holdings for a Straddle Period, provided that in such case Acquiror shall not settle any Taxes for the Straddle Period without the prior written consent of Sellers. Acquiror shall control all other proceedings with respect to all other Tax Claims.
     (iii) Acquiror, Kos Investments and Kos Holdings shall cooperate with Sellers in contesting any Tax Claim, which cooperation shall include the retention and, upon Sellers’ request, the provision to Sellers of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.
          (b) Third Party Claims. (i) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 7.01 or 7.02, as applicable, in respect of, arising out of or involving a claim made by any person against an Indemnified Party (other than claims relating to Taxes which are subject to clause (a)) (a “Third Party Claim”), such Indemnified Party must notify the indemnifying party in writing of the Third Party Claim promptly following receipt by it of written notice of the Third Party Claim (which notice shall include a reasonably summary of the basis for such claim and an estimate of the applicable Loss to the extent then reasonably determinable). Thereafter, the applicable Indemnified Party shall deliver to the indemnifying party, promptly following receipt by it thereof, copies of all notices and documents (including court papers) received by it from the person asserting the Third Party Claim relating to the Third Party Claim (it being understood that delivery of such notices and documents by one Indemnified Party shall satisfy such obligation for all Indemnified Parties in respect of such notices and documents). Notwithstanding the foregoing, the failure or delay in delivering any items contemplated to be delivered to the indemnifying party in respect of a Third Party Claim pursuant to this paragraph shall only relieve the indemnifying party of its indemnification obligations hereunder in respect of such claim to the extent that it is actually prejudiced by such delay.
     (ii) The indemnifying party shall be entitled to participate in the defense of any Third Party Claim and, if they so choose, to assume the defense thereof with counsel selected by the indemnifying party; provided, however, that (A) such counsel is not reasonably objected to by the applicable Indemnified Party and (B) the indemnifying party shall not have the right to defend any Third Party Claim that seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief. If the indemnifying party assumes such defense, each Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The fees and expenses of counsel employed by the Indemnified Parties for any period during which the indemnifying party has not assumed the defense thereof shall be deemed indemnifiable Losses for purposes of Section 7.01. If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party’s prior written consent (which shall not be unreasonably withheld or delayed). If the indemnifying party assumes the defense of a Third Party Claim, the applicable Indemnified Parties shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms provides for full indemnification of the Indemnified Parties in respect of the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Parties completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnified Parties.
          (c) Other Claims. In the event any Indemnified Party should have a claim under Section 7.01 or 7.02 that does not involve a Third Party Claim or a claim relating to Taxes (which are subject to clause (a) of this Section 7.05) being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to Sellers or Acquiror, as applicable (which notice shall include a reasonable summary of the basis for such claim and an estimate of the amount of the applicable Loss to the extent then reasonably determinable). Notwithstanding the foregoing, the failure or delay in delivering any items contemplated to be delivered to the indemnifying party in respect of any claim pursuant to this paragraph shall only relieve the indemnifying party of its indemnification obligations hereunder in respect of such claim to the extent that it is actually prejudiced by such delay.
          SECTION 7.06. Survival. The representations, warranties in this Agreement, and in any document delivered in connection herewith, of or by Sellers shall survive the Closing until the applicable Indemnification Expiration Dates. The representations, warranties in this

Agreement, and in any document delivered in connection herewith, or by Acquiror shall survive until the applicable Indemnification Expiration Dates.
ARTICLE VIII
General Provisions
          SECTION 8.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):
     if to Acquiror:

Abbott Laboratories 200 Abbott Park Road Abbott Park, Illinois 60064 Attention: President, Pharmaceutical Products Division Facsimile: 847-937-6683
     with a copies (which shall not constitute notice) to:

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064
Attention: Senior Vice President, General Counsel and Secretary
Facsimile: 847-938-6277

Covington & Burling LLP
1330 Avenue of the Americas
New York, NY 10019
Attention: Scott E. Smith
Facsimile: 646-441-9056
     if to the Sellers:

Oikos Ventures LLC c/o Steven K. Aronoff P.C. 499 Park Avenue, 6th Floor New York, New York 10022 Attention: Steven K. Aronoff Facsimile: 212-779-7605

Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: Thomas D. Balliett Facsimile: 212-715-8100
     with additional copies (which shall not constitute notice) to:

Milbank
1 Chase Manhattan Plaza
New York, NY 10005
Attention: Bruce Kayle
Facsimile: 212-822-5897

Cravath, Swaine & Moore LLP (only prior to closing of the Merger)
825 Eighth Avenue
New York, NY 10019
Attention: Sarkis Jebejian
Facsimile: 212-474-3700

Holland & Knight LLP (only prior to closing of the Merger)
195 Broadway, 24th Floor
New York, NY 10007
Attention: Steven Sonberg
Facsimile: 212-385-9010
     SECTION 8.02. Definitions. For purposes of this Agreement:
     An “Affiliate” or “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the Company is not an Affiliate of Sellers, Kos Investments or Kos Holdings.
     “Business Day” means any day on which banks are not required or authorized by law to close in New York, New York.
     “Closing Payment” means (A) product of (x) the number of shares of Company Common Stock legally and beneficially owned by Kos Investments directly or indirectly through Kos Holdings by (y) $78.00, minus (B) any known Tax liabilities for the Preclosing Period (determined in accordance with Section 7.03(b)) and other existing non-Tax liabilities of Kos

Investments and Kos Holdings as of the Closing as set forth in the Closing Payment Certificate which will not be paid and discharged at Closing (which shall exclude, for the avoidance of doubt, obligations of Kos Investments and Kos Holdings under this Agreement or the Merger Agreement but shall include Sellers’ best estimate of Taxes allocable to the Preclosing Period under Section 7.03(b)).
     “Closing Payment Certificate” means the certificate to be delivered by Sellers to Acquiror setting forth (A) the number of shares of Company Common Stock legally and beneficially owned by Kos Investments directly or indirectly through Kos Holdings, (B) the known tax liabilities of Kos Investments and Kos Holdings and (C) any other known liabilities of Kos Investments and Kos Holdings, in each case as of the Closing Date and, in the case of clauses (B) and (C), which will not be paid and discharged at Closing; provided that prior to delivery of the Closing Payment Certificate, Sellers shall be required to (i) consult with Acquiror as to the information set forth of such certificate and (ii) obtain Acquiror’s reasonable consent to the inclusion of such information on such certificate.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Contract” means, whether written or oral, any loan agreement, indenture, letter of credit (including related letter of credit application and reimbursement obligation), mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warrantee, license, franchise, permit, power of attorney, purchase order, lease, and other agreement, contract, instrument, obligation, offer, commitment, arrangement and understanding.
     “GAAP” means the generally accepted accounting principles in the United States, set forth in the Financial Accounting Standards Board (FASB) Statements of Financial Accounting Standards and Interpretations, FASB Emerging Issues Task Force consensuses, Accounting Principles Board (APB) Opinions, and rules and interpretative releases of the SEC, including SEC Staff Accounting Bulletins and other such statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable as of the time for the relevant financial statements referred to herein.
     “Liens” means any security interests, liens, claims, pledges, agreements, limitations in voting rights, changes or other encumbrances of any nature whatsoever.
     “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.
     “Permitted Liens” means (i) Liens for Taxes, assessments and other lienable services and other governmental charges which are not yet due and payable; and (ii) Liens arising out of this Agreement and the Merger Agreement.
     “Pro Rata Portion” means, with respect to any Seller, the quotient of (x) the number of Shares held by such Seller on the Closing Date and (y) the total number of Shares held by all Sellers on the Closing Date.

     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.
     A “subsidiary” of any person means another person of which such first person, (i) owns directly or indirectly an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of such other person’s board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests), (ii) in the case of partnerships, serves as a general partner, or (iii) in the case of a limited liability company, serves as a managing member. For purposes of this Agreement, the Company is not a subsidiary of Kos Investments or Kos Holdings.
     “Tax Return” means any return, report, claim for refund, information return or statement filed or required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.
     “Taxes” means any taxes of any kind, including those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, alternative minimum, assessment, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.
     “Taxing Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.
          SECTION 8.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.
          SECTION 8.04. Entire Agreement; Third Parties; Assignment. This Agreement, taken together with the Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (b) except as provided in Section 7.01 and 7.02 are not intended to confer upon any person other than the parties any rights or remedies. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties, except that Acquiror may assign all or any of its rights and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Acquiror; provided, however, that no such assignment shall relieve Acquiror of its obligations hereunder.

          SECTION 8.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof). Each of the parties hereto agrees that this Agreement (a) involves at least $100,000.00, and (b) has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.
          SECTION 8.06. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
          SECTION 8.07. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          SECTION 8.08. Specific Performance; Jurisdiction. Notwithstanding any other provision of this Agreement, the parties hereto agree that irreparable damage would occur, damages would be difficult to determine and would be an insufficient remedy and no other adequate remedy would exist at law or in equity, in each case in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (or any party hereto threatens such a breach). It is accordingly agreed that in the event of a breach or threatened breach of this Agreement, the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereto irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any other party hereto. In addition, each of the parties hereto (i) irrevocably submits itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware and (iv) consents to service being made through the notice procedures set forth in Section 8.01. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8.01 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.

          SECTION 8.09. Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes”, “including” or “such as” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to November 5, 2006. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. References to “this Agreement” shall include the Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.
          SECTION 8.10. Waiver of Jury Trial. Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.
          SECTION 8.11. Disclosure Schedule. The parties acknowledge and agree that (i) the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Acquiror and (ii) the disclosure by Sellers of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.
          SECTION 8.12. Legends. Each Seller shall cause the Shares to bear a legend, stating that they are subject to the terms of this Agreement.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, Acquiror and Sellers have duly executed this Agreement, all as of the date first written above.

ABBOTT LABORATORIES,
By:	/s/ William Dempsey
	Name:	William Dempsey
	Title:	Senior Vice President, Pharmaceutical Operations

MICHAEL JAHARIS,
By:	/s/ Michael Jaharis
	Name:	Michael Jaharis
Shares: 19,800

KATHRYN JAHARIS,
By:	/s/ Kathryn Jaharis
	Name:	Kathryn Jaharis
Shares: 2,600

STEVEN JAHARIS,
By:	/s/ Steven Jaharis
	Name:	Steven Jaharis
Shares: 2,500

DANIEL BELL,
By:	/s/ Daniel Bell
	Name:	Daniel Bell
Shares: 2,000

STEVEN K. ARONOFF,
By:	/s/ Steven K. Aronoff
	Name:	Steven K. Aronoff
Shares: 300

FORM OF ESCROW AGREEMENT
     This ESCROW AGREEMENT, dated as of November ___, 2006, (this “Agreement”), is by and among [Acquiror], a [•] corporation (“Acquiror”), [•], a national banking association, as escrow agent (the “Escrow Agent”), of [K] Investments, Inc., a Delaware corporation (“[K] Investments”), [K] Holdings, Inc., a Delaware corporation (“[K] Holdings”) and the parties set forth Schedule I to this Agreement (each a “Seller” and collectively, the “Seller”). The Acquiror, [K] Investments, [K] Holdings and the Sellers are collectively referred to herein as the “Escrow Parties”.
     WHEREAS, Sellers legally and beneficially own all the issued and outstanding shares of common stock, par value $[•] per share (the “Shares”) of [K] Investments;
     WHEREAS, [K] Investments legally and beneficially owns all of the issued and outstanding capital stock of [K] Holdings;
     WHEREAS, [K] Investments, directly or indirectly through [K] Holdings legally and beneficially owns 8,570,069 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of [ARTEMIS], a Florida corporation;
     WHEREAS, the Acquiror and the Sellers have entered into that certain Stock Purchase Agreement, dated as of November ___, 2006 (the “Stock Purchase Agreement”);
     WHEREAS, pursuant to Section 1.03 of the Stock Purchase Agreement, the Acquiror and the Sellers have agreed that within six Business Days following the execution of the Stock Purchase Agreement, each Seller, [K] Investments and [K] Holdings shall deposit with the Escrow Agent (i) certificates representing the Shares owned by Sellers, which certificates shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any, affixed, (ii) certificates representing all of the issued and outstanding capital stock of [K] Holdings and (iii) certificates representing the 5,960,069 shares of Company Common Stock directly or indirectly owned by [K] Investments (collectively, the “Escrowed Share Certificates”).
     WHEREAS, the Escrow Parties hereto desire the Escrow Agent to receive, hold and release of the Escrowed Certificates in accordance with the terms, conditions and provisions of this Agreement, and the Escrow Agent desires to do so.
     NOW THEREFORE, in consideration of the representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Appointment and Agreement of Escrow Agent. The Escrow Parties hereby jointly appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties that are expressly set forth in this Agreement to be performed by it.
     2. Stock Purchase Agreement; Definitions. The Escrow Agent hereby acknowledges receipt of a copy of the Stock Purchase Agreement; however, except for reference thereto for definitions of certain words or terms not defined herein, the Escrow Agent is not charged with knowledge of the terms thereof, or with any duties or responsibilities with respect thereto except as stated expressly herein. Capitalized terms used but not defined herein have the respective meanings set forth in the Stock Purchase Agreement.
     3. Delivery of Escrow. The Escrow Agent hereby acknowledges receipt from each Seller, [K] Investments and [K] Holdings of the Escrowed Certificates. The Escrow Agent shall establish at its offices located at [4 New York Plaza, 21st Floor, New York, NY] a secure location in which it shall hold the Escrowed Certificates. The Escrow Agent agrees to hold and release of the Escrowed Certificates, and to act as Escrow Agent, in accordance with all the terms, conditions and provisions of this Agreement.
     4. Escrow. The Escrow Agent shall not release any of the Escrowed Certificates, except in accordance with and subject to the following terms and conditions:
          (a) Escrow Release. Upon delivery of the Closing Payment to the Sellers in accordance with Stock Purchase Agreement, the Acquiror and the Sellers shall jointly deliver to the Escrow Agent a notice substantially in the form of Annex I hereto duly executed by the Acquiror. Immediately following receipt by the Escrow Agent of such notice, the Escrow Agent shall release and deliver to the Acquiror the Escrowed Certificates.
          (b) Escrow Termination. In the event the Stock Purchase Agreement is terminated in accordance with its terms, the Acquiror and the Sellers shall jointly deliver to the Escrow Agent a notice substantially in the form of Annex II hereto duly executed by the Acquiror and the Sellers. Immediately following receipt by the Escrow Agent of such notice, the Escrow Agent shall release and deliver the Escrowed Certificates deposited with the Escrow Agent to each Seller, [K] Investments and [K] Holdings in accordance with Schedule II hereto.
     5. Deliveries. Any items to be delivered pursuant to this Agreement shall be delivered by a nationally recognized overnight courier, or delivered by hand against written receipt, to the addresses set forth in Section 7, or with respect to deliveries pursuant to Section 4(b) to the addresses set forth in Schedule II, or at such other address as shall have been furnished to the Escrow Agent in writing.
     6. The Escrow Agent.
          (a) The Escrow Agent shall have no duties or obligations hereunder except those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Agreement. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement. In connection with its duties hereunder, the Escrow Agent shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to it hereunder and believed by it to be genuine and to have been signed or sent by the proper party or parties. In the administration of the Escrowed Certificates, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for the performance of agents selected by it with reasonable care or for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. The Escrow Agent shall have no duty to solicit any payments that may be due it hereunder. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of the loss to an Escrow Party. The Escrow Agent shall not incur any liability for following the instructions set forth in this Agreement or written instructions given by an Escrow Party in accordance with this Agreement.
          (b) In the event the Escrow Agent shall be uncertain as to its duties or rights under this Agreement or shall receive any instruction, claim or demand that, in the opinion of the Escrow Agent, is in conflict with the provisions of this Agreement (any of the foregoing, an “Escrow Agent Dispute”), the Escrow Agent shall be entitled to refrain from taking any action with respect to such Escrow Agent Dispute until it shall be directed otherwise by a final and nonappealable order of a court of competent jurisdiction or by an instrument signed by all of the Escrow Parties. In the event of any Escrow Agent Dispute, the Escrow Agent shall be entitled to petition a court of competent jurisdiction in the County of New York, State of New York to resolve such Escrow Agent Dispute, and each of the Escrow Parties consent to the jurisdiction of any such court with respect to any such Escrow Agent Dispute.
          (c) The Escrow Agent shall be reimbursed for all reasonable fees and expenses, including without limitation those fees set forth on Schedule III hereto, reasonable counsel fees and disbursements, incurred by the Escrow Agent in connection with the performance of its duties and obligations under this Agreement and reasonable courier fees incurred by the Escrow Agent in connection with any deliveries required to be made by the Escrow Agent in connection with the performance of its duties and obligations under this Agreement. The Acquiror shall be responsible for all such reasonable fees and expenses. The Acquiror shall be liable for the payment of all such fees and expenses incurred by the Escrow Agent, except for such fees and expenses incurred by the Escrow Agent due to (i) the failure of an Escrow Party to comply with any of its obligations hereunder or (ii) the requirement by an Escrow Party that the Escrow Agent perform duties outside the scope of this Agreement, which fees and expenses set forth in the immediately preceding clauses (i) and (ii) shall be paid by the applicable Escrow Party.
          (d) The Escrow Agent may resign at any time by giving at least 30 days’ prior written notice to the Escrow Parties, which resignation shall become effective upon the acceptance of appointment by the successor Escrow Agent as provided in this Section 6(d). The resigning Escrow Agent may appoint a successor Escrow Agent, reasonably acceptable to the Escrow Parties. If a successor Escrow Agent shall not have been appointed within 20 days after such notice of resignation, any of the Escrow Parties or the Escrow Agent, at the expense of the Escrow Parties, may apply to any court of competent jurisdiction to appoint a successor Escrow Agent. Notwithstanding the foregoing, any successor Escrow Agent shall be a financial institution organized under the laws of the United States of America and having a combined capital and surplus of not less than US $100,000,000. Any successor Escrow Agent, however appointed, shall execute and deliver to the predecessor Escrow Agent, with a copy to each of the Escrow Parties, an instrument accepting such appointment, and thereupon such successor Escrow Agent shall, without further act, become fully vested with all the rights, powers, obligations and duties of the predecessor Escrow Agent hereunder with the same effect as if originally named the Escrow Agent herein. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any reasonable costs and expenses the Escrow Agent reasonably believes may be incurred by the Escrow Agent in connection with termination of this Agreement.
     7. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed to be effective and to have been duly given only if delivered by a nationally recognized overnight courier, or delivered by hand against written receipt, or sent by facsimile, addressed or sent as follows:
(a) if to Acquiror:
[•]
Attention: [•]
Facsimile: [•]
with a copies (which shall not constitute notice) to:
[•]
and
[•]
(b) if to the Sellers, [K] Investments or [K] Holdings:
[•]
Attention: [•]
Facsimile: [•]
with a copy to:
[O] Ventures LLC
c/o Steven K. Aronoff P.C.
499 Park Avenue, 6th Floor
New York, New York 10022
Attention: Steven K. Aronoff
Facsimile: 212-779-7605
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention:Thomas D. Balliett
Facsimile:212-715-8100

with additional copies (which shall not constitute notice) to:
Milbank
1 Chase Manhattan Plaza
New York, NY 10005
Attention: Bruce Kayle
Facsimile: 212-822-5897
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention: Sarkis Jebejian
Facsimile: 212-474-3700
Holland & Knight LLP
195 Broadway, 24th Floor
New York, NY 10007
Attention: Steven Sonberg
Facsimile: 212-385-9010
(c) [•]
Facsimile: [_______]
Attention: [_______]
     8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, legal representatives, executors, administrators and permitted assigns. None of the Escrow Parties nor (except as otherwise provided in Section 6(d) and Section 16 hereof) the Escrow Agent may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without prior written consent of the other Escrow Party or, in the case of the Escrow Agent, the Escrow Parties.
     9. Amendments; No Waivers.
          (a) Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Escrow Agent and all of the Escrow Parties or, in the case of a waiver, by the Escrow Party against whom the waiver is to be enforced.
          (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     10. Descriptive Headings. The descriptive headings of the Sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     11. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the substantive Laws of the State of New York, without giving effect to any choice of Law or conflicts of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable Law and consents to the jurisdiction of the courts located in the State of New York. THE PARTIES FURTHER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT OR JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall together constitute one and the same instrument. All signatures of the parties hereto may be transmitted by facsimile and such facsimile will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and will be binding upon such party.
     13. Entire Agreement. This Agreement and, as between the Escrow Parties, the Stock Purchase Agreement sets forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter. The Schedules and Annexes to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.
     14. Indemnification. The Escrow Parties shall jointly and severally indemnify, defend and hold harmless the Escrow Agent and its directors, officers, employees and agents from any loss, liability or expense incurred by the Escrow Agent (including the fees and expenses of in-house or outside counsel) arising out of or in connection with (a) its execution and performance of this Agreement, except to the extent that such loss, liability or expense is due to the gross negligence or willful misconduct of the Escrow Agent, or (b) its following any instructions or other directions from the Escrow Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement. The Escrow Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

     15. Compliance. Upon execution of this Agreement, the Escrow Parties shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form for each of the Escrow Parties.
     16. Successor Corporations. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall constitute the Escrow Agent under this Agreement without further act.
     17. Call-Backs; Reliance. In the event funds release instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule IV hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Parties acknowledge that such security procedure is commercially reasonable.
     18. Force Majeure. In the event that the Escrow Agent is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control or other cause reasonably beyond its control, the Escrow Agent shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. In such event, performance by the Escrow Agent under this Agreement shall resume when the Escrow Agent is able to perform substantially its duties.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

[Acquiror]
By:	/s/
Name:
Title:

KOS INVESTMENTS, INC.
By:	/s/
	Name:	Kathryn Jaharis
	Title:	President

KOS HOLDINGS, INC.
By:	/s/
	Name:	Kathryn Jaharis
	Title:	President

/s/
MICHAEL JAHARIS

/s/
STEVEN JAHARIS

/s/
KATHRYN JAHARIS

/s/
DANIEL BELL

/s/
STEVEN ARONOFF

ESCROW AGENT: [•]
By:	/s/
Name:
Title:

Schedule I
Sellers
1. [SELLER]

2. [SELLER]

3. [SELLER]

4. [SELLER]

5. [SELLER]

Schedule II
Escrowed Share Return Information

Entity Name	Share Certificate Number	Number of Shares	To be returned to:	Return Address

Schedule III
Schedule of Fees
To Act as Escrow Agent
$[___] per year, without pro-ration for partial years, to be paid by Acquiror.
Wire Instructions:
[To come from Escrow Agent]

Schedule IV
Telephone Numbers for Call-Backs and
Persons Designated to Confirm Release Instructions

	Name	Telephone Number

If to Acquiror:

Annex I
ESCROW RELEASE NOTICE
to
[•],
as Escrow Agent
Dated ______ __, 2006
     The undersigned, pursuant to Section 4(a) of that certain Escrow Agreement, dated as of November ___, 2006, among the Escrow Parties and you (terms defined in such Agreement have the same meanings when used herein), hereby jointly inform you that the Offer has been consummated and the Closing Payment has been delivered to the Sellers and instructs you to release and deliver to the undersigned all the Escrowed Certificates.

[Acquiror]
By:	/s/
Name:
Title:

The Sellers: KOS INVESTMENTS, INC.
By:	/s/
	Name:	Kathryn Jaharis
	Title:	President

KOS HOLDINGS, INC.
By:	/s/
	Name:	Kathryn Jaharis
	Title:	President

/s/
MICHAEL JAHARIS

/s/
STEVEN JAHARIS

/s/
KATHRYN JAHARIS

/s/
DANIEL BELL

/s/
STEVEN ARONOFF

Annex II
ESCROW TERMINATION NOTICE
to
[•],
as Escrow Agent
Dated ______ __, 2006
     The undersigned, pursuant to Section 4(b) of that certain Escrow Agreement, dated as of November ___, 2006, among the Escrow Parties and you (terms defined in such Agreement have the same meanings when used herein), hereby jointly inform you that the Stock Purchase Agreement has been terminated and instructs you to release and deliver to each Seller, [K] Investments and [K] Holdings the Escrowed Certificates in accordance with Schedule II of the Escrow Agreement.

[Acquiror]
By:	/s/
Name:
Title:

The Sellers: KOS INVESTMENTS, INC.
By:	/s/
	Name:	Kathryn Jaharis
	Title:	President

KOS HOLDINGS, INC.
By:	/s/
	Name:	Kathryn Jaharis
	Title:	President

/s/
MICHAEL JAHARIS

/s/
STEVEN JAHARIS

/s/
KATHRYN JAHARIS

/s/
DANIEL BELL

/s/
STEVEN ARONOFF